UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


       Date of Report (Date of earliest event reported): December 1, 2006


                       CABELTEL INTERNATIONAL CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

             Nevada                    000-08187                 75-2399477
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       (State or other                (Commission             (I.R.S. Employer
jurisdiction of incorporation)          File No.)            Identification No.)


            1755 Wittington Place, Suite 300
                      Dallas, Texas                                      75234
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        (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code 972-407-8400



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 1.01. Entry into a Material Definitive Agreement.

         On December 1, 2006, CabelTel International Corporation, a Nevada corporation ("GBR" or the "Registrant") entered into an Agreement of
Satisfaction of Indebtedness (the "Settlement Agreement") between GBR and Gilley/Dry Limited Partnership, a Texas limited partnership ("GDLP"). Pursuant to the Settlement Agreement, a Promissory Note dated November 6, 2002 in the original stated principal amount of $2,225,000 payable to the order of Sylvia M. Gilley (the "Gilley Note") originally issued by GBR plus accrued and unpaid interest of $857,002 was canceled and returned to GBR. In exchange for the cancellation of the Gilley Note, GBR transferred and assigned to GDLP:

                  o The entire beneficial interest in a Subordinate Housing Revenue Bond issued by the Idaho Housing and Finance Association in the stated principal amount of $830,000 issued February 21, 2002 with a maturity date of March 20, 2037 bearing interest at 9.5% per annum (the "Wedgewood Bond").

                  o An undivided 62.32212% beneficial interest in a California Statewide Communities Development Authority Refunding Housing Revenue Bond issued July 24, 2002 in the full principal amount of $2,406,850 with a stated maturity of August 20, 2037 bearing interest at 9.5% per annum, up to a maximum of $1,500,000of principal (the "CSCD Bond").

                  o An undivided 10% Net Cash Flow (as defined) interest from the operation of a residential center located in King City, Oregon.

The overall effect of the transaction from an accounting standpoint was to provide an increase in the net equity of GBR of approximately $1,000,000 by an addition of such amount to both income and retained earnings.

         The parties in GDLP are the children and grandchildren of Sylvia M. Gilley and James R. Gilley, deceased. James R. Gilley, deceased, was the Chief Executive Officer of GBR prior to his death on December 30, 2002. The Gilley Note was originally issued by GBR to Sylvia M. Gilley in redemption of the Series C Preferred Stock of GBR.

Item 2.01. Completion of Acquisition or Disposition of Assets.

         See Item 1.01 above for a description of the Settlement Agreement pursuant to which GBR transferred to GDLP two long term bonds and a 10% net cash flow interest from the operation of a residential center in Oregon in settlement and cancellation of the Gilley Note described therein. The "person" to whom such assets were transferred is GDLP, a Texas limited partnership, the partners of which are the children and grandchildren of Sylvia M. Gilley and James R. Gilley, deceased. James R. Gilley was the Chief Executive Officer of GBR prior to his death on December 30, 2002. The formula or principal followed in determining the amount of the consideration was through a negotiated settlement resulting in a transfer of assets to be realized on a long term basis in exchange for immediate cancellation and satisfaction of the Gilley Note.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

         Dated: December 5, 2006            CABELTEL INTERNATIONAL CORPORATION


                                                  By: /s/  Gene S. Bertcher
                                                     ---------------------------
                                                     Gene S. Bertcher, President